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                                                Exhibit 10.12





                                                April 8, 2002

Ms. Laurane S. Magliari
445 West 19th Street
PHA
New York, NY  10011

      Re: Amendment to Employment Agreement of Laurane S. Magliari
Dear Laurane:

      The Employment Agreement (the "Agreement"), made and entered into as of the 1st day of November 2000, by and between The Great Atlantic & Pacific Tea Company, Inc. (the "Company") and Laurane S. Magliari (the "Employee") is hereby amended as follows:


1.) Effective as of April 1, 2002, your base salary was increased from $335,000 to $375,000.

      Except as indicated above, the Agreement, its terms and conditions, shall remain in full force and effect.

      If the term outlined above, and the change to your Agreement are acceptable, please sign below, and return an original executed copy of this letter agreement. Upon execution of this letter agreement, the Agreement shall be deemed amended in accordance with Section 28 thereof.

                                          Sincerely,


The Great Atlantic & Pacific Tea Company, Inc.




By: /s/ Christian Haub
    ------------------
    Christian Haub


Agreed to and accepted this 30th day
of April, 2002

/s/Laurane S. Magliari
-----------------------------------
Laurane S. Magliari